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                                                                 EXHIBIT 99.1(e)


                         WEATHERFORD INTERNATIONAL, INC.

     OFFER TO EXCHANGE ITS 6 5/8% SERIES B SENIOR NOTES DUE 2011, WHICH HAVE
      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF
              ITS OUTSTANDING 6 5/8% SERIES A SENIOR NOTES DUE 2011

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       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON    , 2002, UNLESS EXTENDED.

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To Our Clients:

      Enclosed for your consideration is a prospectus dated    , 2002 (the
"prospectus") and the accompanying letter of transmittal (which together constitute the "exchange offer") relating to the offer by Weatherford International, Inc. to exchange up to $350,000,000 aggregate principal amount of its new 6 5/8% Series B Senior Notes due 2011 which have been registered under the Securities Act of 1933 (the "new notes"), for any and all of its outstanding 6 5/8% Series A Senior Notes due 2011 (the "old notes"). As set forth in the prospectus, the terms of the new notes are identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on their transfer and the registration rights described in the prospectus. The exchange offer is being extended to all holders of old notes in order to satisfy certain obligations of ours contained in the registration rights agreement, dated as of November 16, 2001, by and among us and Credit Suisse First Boston Corporation and Lehman Brothers Inc. Old notes may be tendered in a principal amount of $1,000 and integral multiples of $1,000.

      We are forwarding the enclosed material to you as the beneficial owner of old notes held by us for your account or benefit but not registered in your name. Only we may tender old notes in the exchange offer as the registered holder, if you so instruct us. Therefore, Weatherford International, Inc. urges beneficial owners of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange old notes in the exchange offer.

      Accordingly, we request instructions as to whether you wish us to exchange any or all old notes held by us for your account or benefit pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal. We urge you to read carefully the prospectus and letter of transmittal before instructing us to exchange your old notes.

      You should forward instructions to us as promptly as possible in order to permit us to exchange old notes on your behalf before the exchange offer expire
at 5:00 P.M., New York City time, on    , 2002, unless extended (as it may be
extended, the "expiration date"). A tender of old notes may be withdrawn at any time prior to the expiration date.

      We call your attention to the following:

      1. The exchange offer is for the exchange of $1,000 principal amount of new notes for each $1,000 principal amount of old notes.

      2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. PLEASE READ "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

      3. Weatherford International, Inc. has agreed to pay certain of the expenses of the exchange offer. It will pay any transfer taxes incident to the transfer of old notes from the tendering holder to Weatherford International, Inc., except as provided in the prospectus and the letter of transmittal. Please read "The Exchange Offer--Fees and Expenses" in the prospectus and instruction 13 of the letter of transmittal.


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      Weatherford International, Inc. is not making the exchange offer to, nor will it accept tenders from or on behalf of, holders of old notes residing in any jurisdiction in which the making of the exchange offer or the acceptance of tenders would not be in compliance with the laws of such jurisdiction.

      If you wish us to tender any or all of your old notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.


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                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the material enclosed with and referred to in your letter relating to the exchange offer of Weatherford International, Inc.

      This will instruct you to tender for exchange the aggregate principal amount of old notes indicated below (or, if no aggregate principal amount is indicated below, all old notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal.


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      Aggregate principal amount of old notes to be tendered for exchange:*

      $                               6 5/8% Series A Senior Notes due 2011
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*I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of old notes in the space above, all old notes held by you for my (our) account will be tendered for exchange.



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Signature(s)

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Name(s) (Please print)

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Taxpayer Identification or
Social Security Number(s)

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Capacity (full title), if signing in a
fiduciary or representative capacity


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Telephone (Include area code)


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Address (Include zip code)

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Date

      NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(s) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.